EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                          ----------------------------

                         Bank One, National Association
              (Exact name of trustee as specified in its charter)

A National Banking Association                           36-0899825
                                                      (I.R.S. employer
                                                    identification number)

1 Bank One Plaza, Chicago, Illinois                           60670-0120
(Address of principal executive offices)                      (Zip Code)

                         Bank One, National Association
                        1 Bank One Plaza, Suite IL1-0120
                          Chicago, Illinois 60670-0120
 Attn: Steven M. Wagner, Law, Compliance, and Government Relations Department,
                                (312) 732-3163
           (Name, address and telephone number of agent for service)

                                -----------------------------

                           H.J. Heinz Finance Company
              (Exact name of obligor as specified in its charter)

Delaware                                               82-0382406
(State or other jurisdiction of                    (I.R.S. employer
 incorporation or organization)                  identification number)

600 Grant Street
Pittsburgh, Pennsylvania                                  15219
(Address of principal executive offices)                (Zip Code)

                        6.625% Guaranteed Notes due 2011
                        6.00% Guaranteed Notes due 2012
                        6.75% Guaranteed Notes due 2032
                        (Title of Indenture Securities)

                               H.J. Heinz Company
              (Exact name of obligor as specified in its charter)

Delaware
(State or other jurisdiction of                    (I.R.S. employer
 incorporation or organization)                  identification number)


600 Grant Street
Pittsburgh, Pennsylvania                                  15219
(Address of principal executive offices)                (Zip Code)

                 Guarantee of 6.625% Guaranteed Notes due 2011
                  Guarantee of 6.00% Guaranteed Notes due 2012
                  Guarantee of 6.75% Guaranteed Notes due 2032
                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following information as to the
          --------------------
          trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor. If the obligor is an affiliate of the
          ------------------------------
          trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits. List below all exhibits filed as a part of this
          -----------------
          Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6. The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 15th day of March, 2002.


          Bank One, National Association,
          Trustee

          By  /s/ Steven M. Wagner
               Steven M. Wagner
               First Vice President

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                                 March 15, 2002


Securities and Exchange Commission
Washington, D.C. 20549

                In connection with the qualification of an indenture among H.J. Heinz Finance Company, H.J. Heinz Company, and Bank One, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                       Very truly yours,

                       Bank One, National Association

                       By     /s/ Steven M. Wagner
                              Steven M. Wagner
                              First Vice President

                                   EXHIBIT 7


Bank One, NA
-----------------------------------------------------------           FFIEC 031
Legal Title of Bank                                                   RC-1

Chicago
-----------------------------------------------------------           11
City

IL                                                60670
-----------------------------------------------------------
State                                             Zip Code

Transmitted to EDS as 0172473 on 02/14/02 at 11:02:09 CST
FDIC Certificate Number - 03618

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC-Balance Sheet

               Dollar Amounts in Thousands              RCFD   Bil/Mil/Thou
---------------------------------------------------
ASSETS
1. Cash and balances due from depository Institutions
    (from Schedule RC-A):
    a. Noninterest-bearing balances and currency
       and coin (1) ________________________________    0081    12,684,893  1.a
    b. Interest-bearing balances(2)_________________    0071       953,557  1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule
       RC-B, column A) _____________________________    1754             0  2.a
    b. Available-for-sale securities (from Schedule
       RC-B, column D) _____________________________    1773    35,870,041  2.b
 3. Federal funds sold and securities purchased
    under agreements to resell _____________________    1350    20,257,107  3
 4. Loans and lease financing receivables
    (from Schedule RC-C):
    a. Loans and leases held for sale_______________    5369       473,360  4.a
    b. Loans and leases, net of unearned
       income______________________ B528  83,166,314                        4.b
    c. LESS: Allowance for loan
       and lease losses____________ 3123   2,209,028                        4.c
    d. Loans and leases, net of unearned Income
       and allowance (item 4.b minus 4.c)               B529    80,957,286  4.d
 5. Trading assets (from Schedule RC-D)_____________    3545     3,543,926  5
 6. Premises and fixed assets (including
    capitalized leases)_____________________________    2145       880,464  6
 7. Other real estate owned (from Schedule RC-M)____    2150        26,445  7
 8. Investments in unconsolidated subsidiaries
    and associated companies (from Schedule
    RC-M)___________________________________________    2130       266,554  8
 9. Customers' liability to this bank on acceptances
    outstanding ____________________________________    2155       208,471  9
10. Intangible assets:
    a. Goodwill ____________________________________    3163       448,690  10.a
    b. Other Intangible assets (from Schedule
       RC-M)________________________________________    0426         3,627  10.b
11. Other assets (from Schedule RC-F)_______________    2160     4,448,151  11
12. Total assets (sum of items 1 through 11)________    2170   161,022,572  12

----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Bank One, NA
-----------------------------------------------------------           FFIEC 031
Legal Title of Bank                                                   RC-2
Transmitted to EDS as 0172473 on 02/14/02 at 11:02:09 CST
FDIC Certificate Number - 03618                                       12

Schedule RC-Continued

                Dollar Amounts in Thousands                     Bil/Mil/Thou
---------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of            RCON
       columns A and C from Schedule RC-E, part I)      2200    81,019,724  13.a
       (1) Noninterest-bearing (1)__6631  34,308,625                        13.a.1
       (2) Interest-bearing ________6636  46,711,099                        13.a.2
    b. In foreign offices, Edge and Agreement
       subsidiaries, and IBFs (from Schedule            RCFN
       RC-E, part II)                                   2200    26,357,544  13.b
       (1) Noninterest-bearing_____ 6631     640,616                        13.b.1
       (2) Interest-bearing________ 6636  25,716,928    RCFD                13.b.2
14. Federal funds purchased and
    securities sold under agreements to repurchase      2800     8,206,199  14
15. Trading liabilities (from Schedule RC-D)________    3548     3,131,652  15
16. Other borrowed money (includes
    mortgage indebtedness and obligations
    under capitalized leases) (from Schedule RC-M):_    3190    21,671,080  16
17. Not applicable
18. Bank's liability on acceptances executed and
    outstanding_____________________________________    2920       208,471  18
19. Subordinated notes and debentures(2)____________    3200     4,000,516  19
20. Other liabilities (from Schedule RC-G)__________    2930     5,386,964  20
21. Total liabilities (sum of items 13 through 20)__    2948   149,982,150  21
22. Minority interest in consolidated subsidiaries__    3000        50,200  22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus___    3838             0  23
24. Common stock____________________________________    3230       200,858  24
25. Surplus (exclude all surplus related to
    preferred stock)________________________________    3839     6,661,081  25
26. a. Retained earnings____________________________    3632     4,134,252  26.a
    b. Accumulated other comprehensive Income (3)___    B530        (5,969) 26.b
27. Other equity capital components (4)_____________    A130             0  27
28. Total equity capital (sum of items 23
    through 27) ____________________________________    3210    10,990,222  28
29. Total liabilities, minority interest, and
    equity capital (sum of Items 21, 22, and 28)____    3300   161,022,572  29

Memorandum
To be reported only with the March Report of
Condition.
 1. Indicate in the box at the right the number of
    the statement below that best describes the most
    comprehensive level of auditing work performed
    for the bank by independent external auditors as    RCFD      Number
    of any date during 2000__________________________   6724           N/A  M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Attestation on bank management's assertion on the effectiveness of the banks internal control over financial reporting by a certified public accounting firm
4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
6 = Review of the bank's financial statements by external auditors
7 = Compilation of the bank's financial statements by external auditors
8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work
-------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.